                                                                    EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports on the financial statements and schedule of Binnings Building Products, Inc. dated March 21, 1997 (except with respect to the matters discussed in Note 10 as to which the date is December 10, 1997), and March 21, 1997, respectively, and to all references to our Firm, included in or made part of the American Architectural Products Corporation Form S-4 Registration Statement filed January 14, 1998.

                                        ARTHUR ANDERSEN LLP

Greensboro, North Carolina,

March 26, 1998.